Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(275,089,763)
Realized Trading Gain (Loss) on Short-Term Investments	(3,070)
Unrealized Gain (Loss) on Market Value of Futures	101,905,718
Dividend Income	134,173
Interest Income	2,762,149
ETF Transaction Fees	24,000
Total Income (Loss)	$(170,266,793)

Expenses
General Partner Management Fees	$583,979
Professional Fees	(111,986)
Brokerage Commissions	244,688
Non-interested Directors' Fees and Expenses	15,696
Prepaid Insurance Expense	11,076
NYMEX License Fee	19,466
SEC & FINRA Registration Expense	252,009
Total Expenses	$1,014,928
Net Income (Loss)	$(171,281,721)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$1,645,884,849
Additions (26,500,000 Shares)	272,174,753
Withdrawals (26,000,000 Shares)	(278,316,169)
Net Income (Loss)	(171,281,721)

Net Asset Value End of Month	$1,468,461,712
Net Asset Value Per Share (153,200,000 Shares)	$9.59

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596